EXHIBIT 16.2

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

January 8, 2009

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Amiworld, Inc.

On December 24, 2008 my appointment as auditor for Amiworld, Inc. ceased. I have read Amiworld, Inc.’s statements included under Item 4.01 of its Form 8-KA1 dated December 24, 2008 and agree with such statements, insofar as they apply to this firm.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant